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                                                                 EXHIBIT 10(b)



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                            DATED AS OF JULY 1, 1994


            AGREEMENT dated as of the 2nd day of February, 1995 by and between NOVACARE, INC., a Delaware corporation (the "Company"), and JOHN H. FOSTER (the "Executive").

                               W I T N E S E T H:

            WHEREAS, the Company and the Executive have heretofore entered into an Employment Agreement (the "Employment Agreement") dated as of the 1st day of July, 1994; and

            WHEREAS, the Company and the Executive wish to amend the Employment Agreement ab initio;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

            1. Section 3.2 of the Employment Agreement, as heretofore in effect, is hereby deleted in its entirety, and replaced by a new Section 3.2 as follows:

            3.2 Incentive Bonus. (a) In addition to the base salary provided for in Section 3.1, the Company shall pay to the Executive an incentive bonus with respect to each fiscal year of the Company ending during the term of this Agreement in accordance with this Section 3.2. The incentive bonus for each fiscal year shall be an amount equal to the product of the Net Income (as hereinafter defined) of the Company multiplied by the Applicable Percentage (as hereinafter defined); provided that no incentive bonus shall be payable with respect to a fiscal year in which Net Income is less than ninety percent (90%) of Budgeted Net Income (as hereinafter defined).

                     For purposes of this Section 3.2:

                          (i)    the term "Net Income" shall mean,
for any fiscal year of the Company, the consolidated after-tax profit of the Company and its wholly-owned subsidiaries for such year, without regard to extraordinary non-operating profits and losses such as gain from sale of operating units, as shown in the audited financial statements of the Company for such fiscal year. In the event of any change in the fiscal year of the Company, appropriate adjustments shall be made to the provisions of this
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                                                                               2

Section 3.2 in order to carry out the essential intent and principles of this
Section 3.2;

                         (ii)    the term "Applicable Percentage" shall
mean 1%; provided that in any Fiscal Year in which Net Income is between 90% and 99% of Budgeted Net Income, the Applicable Percentage shall be the Applicable Percentage for such Fiscal Year determined without regard to this proviso multiplied by the "Adjustment Percentage" in the table below opposite the percentage (rounded down to the nearest complete percentage point) of Budgeted Net Income attained as Net Income in such Fiscal Year:

                 Percentage of Budgeted
                   Net Income Attained             Adjustment Percentage
                 ----------------------            ---------------------
                            90%                             45%
                            91%                             51%
                            92%                             56%
                            93%                             62%
                            94%                             67%
                            95%                             73%
                            96%                             78%
                            97%                             84%
                            98%                             89%
                            99%                             95%

and;

                         (iii)   the term "Budgeted Net Income" shall
mean, for any fiscal year of the Company, net income as set forth in the annual business plan of the Company for such fiscal year as prepared by the Company's management and approved by the Board of Directors of the Company.

                     (b)     In the event of the termination of employment
of the Executive pursuant to Section 6.1 (Death), 6.2 (Disability), Section 6.4 (Without Cause), 6.5 (Voluntary Termination), 6.6 (Constructive Termination) or
6.7 (Change of Control) of this Agreement, the Executive (or his estate or other legal representative) shall be entitled to a bonus for the fiscal year in which such termination takes place in an amount equal to the product of (i) the bonus for such fiscal year determined pursuant to Section 3.2(a), multiplied by
(ii) a fraction, the numerator of which is the number of days from the beginning of such fiscal year to the date of termination, and the denominator of which is 365.  In the event of the termination of employment
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                                                                               3

of the Executive pursuant to Section 6.3 (Due Cause) of this Agreement, the Executive shall not be entitled to a bonus for the fiscal year of the Company in which such termination takes place. The Executive shall not be entitled to a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of his employment pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination) takes place.

                     (c) The bonus payable to the Executive (or his estate or other legal representative) for any fiscal year of the Company pursuant to this Section 3.2 shall be paid by the Company within ten (10) days of receipt by the Company of the audited financial statements of the Company for such fiscal year.

            2. Cross-references to Sections 3.2(c) and 3.2(d) of the Employment Agreement, as heretofore in effect, shall be deemed to refer to Sections 3.2(b) and 3.2(c), respectively, of the Employment Agreement, as hereby amended.

            3. The amendments set forth in Sections 1 and 2 hereof shall take effect as of July 1, 1994.

            4. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       *               *               *
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            IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                          NOVACARE, INC.



                                          By
                                            ---------------------------------
                                                    Timothy E. Foster
                                                    President



                                          -----------------------------------
                                                    John H. Foster


The foregoing Amendment has been
Approved by the Compensation Committee
of the Board of Directors:


- ----------------------------------
Robert G. Stone
Chairman of Compensation Committee